Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300
6001 Hospitality Court	Fax: 919 379 4346
Suite 100	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE	Contact:	Tomas Grigera
(919) 379-4300

Pyxus Strengthens Capital Structure with Repurchases and Retirement of Long-term Debt
— Expects to Reduce Long-term Debt by $142.9 Million —
— To Eliminate Associated Annual Interest Cost of $12.9 Million —
— Stronger Capital Structure Supports Opportunity to Lower Future Borrowing Rates and Drive Profitability —
Morrisville, NC, March 25, 2024 – Pyxus International, Inc. (OTC Pink: PYYX) ("Pyxus," "we" or "our"), a global value-added agricultural company, today announced a significant strengthening of its capital structure, which will position the business for future profitable growth. Its wholly-owned subsidiary, Pyxus Holdings, Inc. (the "Company"), has entered into a privately negotiated repurchase agreement with certain holders of the Company’s 8.50% Senior Secured Notes due 2027 (the "2027 Notes") and its Senior Secured Pyxus Term Loans due 2027 (the "2027 Loans") who are managed, advised or sub-advised by Monarch Alternative Capital LP (the "Holders").
"We are pleased our strategy has resulted in the growing strength of our operational and financial performance. Combined with our disciplined approach to working capital management, we have realized a significant opportunity to materially reduce our long-term debt," said President and CEO of Pyxus, Pieter Sikkel. "These retirements improve our overall capital structure, directly enable lower annual interest costs and reinforce our ability to pursue ongoing opportunities to lower our cost of borrowing and drive future profitability."
Pursuant to the repurchase agreement, as of March 29, 2024, the Company will have paid approximately $60.0 million in cash plus certain customary fees and expenses and accrued and unpaid interest to repurchase from the Holders approximately $78.0 million of aggregate principal amount of the 2027 Notes, a 23.0% discount to par value. Under the repurchase agreement, the Company has also acquired the right, which it expects to exercise at its sole discretion and subject to certain timing and other considerations, to repurchase from the Holders up to an additional $34.2 million of aggregate principal amount of the 2027 Notes for $26.3 million, at the same discount to par value, and $10.3 million aggregate principal amount of the 2027 Loans for $9.1 million, a 12.0% discount to par value. All repurchases, including associated accrued and unpaid interest through their respective repurchase dates as well as certain fees and expenses, are expected to be primarily funded from cash on hand.
In addition to the $122.5 million reduction in aggregate principal amount of long-term debt from these actions, the Company expects to retire, at maturity, the remaining outstanding $20.4 million aggregate principal amount of 10.0% Senior Secured Notes due August 24, 2024. As a result of these anticipated actions, the aggregate principal amount of the Company’s long-term debt outstanding at $600.6 million as of December 31, 2023 would be reduced by $142.9 million. The annual interest cost reduction associated with this elimination of long-term debt is $12.9 million per year.

The following table summarizes these anticipated actions to reduce the Company’s long-term debt:

(in thousands and at par value)	December 31, 2023	Anticipated Debt Reduction	Discount to Par	Long-term Debt after Anticipated Debt Reduction
Senior secured notes:
10.0% Notes Due 2024	$20,391	$(20,391)	$—	$—
8.5% Notes Due 2027	260,452	(112,113)	23%	148,339

Senior secured term loans:
Intabex Term Loans	189,033	—	—	189,033
Pyxus Term Loans	130,550	(10,345)	12%	120,205

Other debt:
Other long-term debt	193	—	—	193
Total long-term debt	$600,619	$(142,849)		$457,770

Long-term:	.
Current portion of long-term debt	$20,473	$(20,391)	—	$82
Total long-term debt	580,146	(122,458)	—	457,688
	$600,619	$(142,849)		$457,770

About Pyxus International, Inc.

Pyxus International, Inc. is a global agricultural company with 150 years of experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients. For more information, visit www.pyxus.com.

About Monarch Alternative Capital LP

Monarch Alternative Capital LP is a global investment firm founded in 2002 with approximately $14 billion in assets under management. Monarch focuses primarily on opportunistic credit and real estate across various market segments and instrument types. Monarch draws on the skills and experience of its employees across its offices in New York, London, and West Palm Beach. For more information please visit www.monarchlp.com.

Disinterested Director Approval

The repurchase agreement between the Company and the Holders, and the transactions contemplated thereby, were approved by a majority of the disinterested members of the Board of Directors of Pyxus International, Inc.
Cautionary Statement Regarding Forward-Looking Statements

Readers are cautioned that the statements contained in this report regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements, which are based on current expectations of future events, may be identified by the use of words such as “expects,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “intends” and other words of similar meaning. These statements also may be identified by the fact that they do not relate strictly to historical or current facts. If underlying assumptions prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. These risks and uncertainties include those discussed in our Annual Report on Form 10-K for the year ended March 31, 2023, our most recent Quarterly Report on Form 10-Q, and in our other filings with the Securities and Exchange Commission. These risks and uncertainties include: the possibility that the Company’s actual liquidity and cash needs differ from anticipated levels such that the Company determines not to exercise its right to repurchase the additional 2027 Notes and 2027 Loans from the Holders; the possibility of unexpected costs, liabilities or delays in effecting the anticipated debt reduction actions; the outcome of any legal proceedings that may arise with respect to the anticipated debt reduction actions; the occurrence of any event, change or other circumstances that could give rise to the termination of the repurchase agreements by the Holders; our reliance on a small number of significant customers; continued vertical integration by our customers; global shifts in sourcing customer requirements; shifts in the global supply and demand position for tobacco products; variation in our financial results due to growing conditions, customer indications and other factors; loss of confidence in us by our customers, farmers and other suppliers; migration of suppliers who have historically grown tobacco and from whom we have purchased tobacco toward growing other crops; risks related to our advancement of inputs to tobacco suppliers to be settled upon the suppliers delivering us unprocessed tobacco at the end of the growing season; risks that the tobacco we purchase directly from suppliers will not meet our customers’ quality and quantity requirements; weather and other environmental conditions that can affect the marketability of our inventory; international business risks, including unsettled political conditions, uncertainty in the enforcement of legal obligations, including the collection of accounts receivable, fraud risks, expropriation, import and export restrictions, exchange controls, inflationary economies, currency risks and risks related to the restrictions on repatriation of earnings or proceeds from liquidated assets of foreign subsidiaries; many of our operations are located in jurisdictions that pose a high risk of potential violations of the Foreign Corrupt Practices Act; risks and uncertainties related to geopolitical conflicts, including the armed conflict between Israel and Hamas; impacts of international sanctions on our ability to sell or source tobacco in certain regions; exposure to foreign tax regimes in which the rules are not clear, are not consistently applied and are subject to sudden change; fluctuations in foreign currency exchange and interest rates; competition with the other primary global independent leaf tobacco merchant and independent leaf merchants; disruption, failure or security breaches of our information technology systems and other cybersecurity risks; continued high inflation; regulations regarding environmental matters; risks related to our capital structure, including risks related to our significant debt and our ability to continue to finance our non-U.S. local operations with uncommitted short-term operating credit lines at the local level; our ability to continue to access capital markets to obtain long-term and short-term financing; potential failure of foreign banks in which our subsidiaries maintain deposits or the failure by such banks to transfer funds or honor withdrawals; the risk that, because our ability to generate cash depends on many factors beyond our control, we may be unable to generate the significant amount of cash required to service our indebtedness or fund repurchases under the repurchase agreements; our ability to refinance our current credit facilities at the same availability or at similar interest rates; failure to achieve our stated goals, which may adversely affect our liquidity; developments with respect to our liquidity needs and sources of liquidity; the volatility and disruption of global credit markets; failure by counterparties to derivative transactions to perform their obligations; inherent risk of exposure to product liability claims, regulatory action and litigation facing our e-liquids business if its products are alleged to have caused significant loss, injury, or death; certain shareholders have the ability to exercise controlling influence on various corporate matters; reductions in demand for consumer tobacco products; risks and uncertainties related to pandemics or other widespread health crises and any related shipping constraints, labor shortages and supply-chain impacts; legislative and regulatory initiatives that may reduce consumption of consumer tobacco products and demand for our services and increase regulatory burdens on us or our customers; government actions that significantly affect the sourcing of tobacco, including governmental actions to identify and assess crop diversification initiatives and alternatives to leaf tobacco growing in countries whose economies depend upon tobacco production; governmental investigations into, and litigation concerning, leaf tobacco industry buying and other payment practices; and impact of potential regulations to prohibit the sale of cigarettes in the United States other than low-nicotine cigarettes.